          As filed with the Securities and Exchange Commission on April 12, 2001
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               UTi Worldwide Inc.
             (Exact Name of Registrant as Specified in Its Charter)

      BRITISH VIRGIN ISLANDS                          INAPPLICABLE
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)

            9 COLUMBUS CENTRE                         INAPPLICABLE
              PELICAN DRIVE                             (Zip Code)
                ROAD TOWN
                 TORTOLA
         BRITISH VIRGIN ISLANDS
(Address of Registrant's Registered Offices)

                               UTi WORLDWIDE INC.
                    NON-EMPLOYEE DIRECTORS SHARE OPTION PLAN
                            (Full Title of the Plan)

                              CT Corporation System
                                111 Eighth Avenue
                               New York, NY 10011
                     (Name and Address of Agent For Service)

                                 (212) 894-8940
          (Telephone Number, Including Area Code, of Agent for Service)

                 Please address a copy of all communications to:
                             Stephen D. Cooke, Esq.
                      Paul, Hastings, Janofsky & Walker LLP
                        695 Town Center Drive, 17th Floor
                        Costa Mesa, California 92626-1924
                            Telephone: (714) 668-6200

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                    Proposed Maximum
Title of Securities             Amount to be         Offering Price      Maximum Aggregate          Amount of
 to be Registered              Registered(1)          Per Share(2)         Offering Price        Registration Fee
------------------------------------------------------------------------------------------------------------------
Ordinary Shares, No
Par Value Per Share            400,000 shares             $16.15             $6,460,000             $1,615.00
==================================================================================================================


-----------------

(1) Represents Ordinary Shares issuable under the UTi Worldwide Inc. Non-Employee Directors Share Option Plan (the "Plan"). The maximum number of shares which may be issued under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) Calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the bid and asked sale prices ($16.15 per share) of the Ordinary Shares of the Registrant on The Nasdaq Stock Market on April 9, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

        *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428(a)(1) under the Securities Act and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents are hereby incorporated into this Registration Statement and made a part hereof by this reference:

        (a) The prospectus of UTi Worldwide Inc. (the "Company") pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on November 3, 2000;

        (b) The Company's Report of Foreign Private Issuer for the month of April 2001 on Form 6-K dated April 4, 2001, filed with the Commission by the Registrant on April 10, 2001;

        (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

        (d) The description of the ordinary shares contained in the Company's registration statement on Form 8-A filed with the Commission on October 31, 2000 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under British Virgin Islands law, each of the Company's directors and officers, in performing his or her functions, is required to act honestly and in good faith with a view to our interests and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Company's Amended and Restated Articles of Association provide that, to the fullest extent permitted by British Virgin Islands law or any other applicable laws, the Company's directors will not be personally liable to the Company or its shareholders for any acts or omissions in the performance of their duties. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. These provisions will not limit the liability of directors under United States federal securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable

ITEM 8. EXHIBITS

        The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number                       Description of Exhibit
--------------                       ----------------------

     4             UTi Worldwide Inc. Non-Employee Directors Share Option Plan*

     5 Opinion of Harney, Westwood & Riegels as to the legality of the securities being registered

     23.1          Consent of Deloitte & Touche

     23.2 Consent of Harney, Westwood & Riegels (included in the opinion filed as Exhibit 5)

     24 Power of Attorney authorizing Roger I. MacFarlane and Lawrence R. Samuels to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)
----------

* Incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form F-1 (No. 333-47616).

ITEM 9. UNDERTAKINGS

(1)     The Company hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) (and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                        provided, however, that the undertakings set forth in paragraphs (a)(i) and (a)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (b) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Dominguez, State of California, on this 12th day of April, 2001


                                        UTi WORLDWIDE INC.

                                        By:  /s/ Roger I. MacFarlane
                                            -----------------------------------
                                            ROGER I. MACFARLANE
                                            CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roger I. MacFarlane and Lawrence R. Samuels, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                Title                                               Date
---------                                -----                                               ----
/s/   Roger I. MacFarlane                Chief Executive Officer and Director                April 12, 2001
-----------------------------------      (Principal Executive Officer and U.S.
      Roger I. MacFarlane                Authorized Representative)


/s/   Peter Thorrington                  President, Chief Operating Officer and              April 12, 2001
-----------------------------------      Director
      Peter Thorrington


/s/   Matthys J. Wessels                 Chairman of the Board of Directors, Chief           April 12, 2001
-----------------------------------      Executive Officer African Region and Director
      Matthys J. Wessels


/s/   Alan C. Draper                     Executive Vice President, President-Asia            April 12, 2001
-----------------------------------      Pacific Region and Director
      Alan C. Draper


/s/   Lawrence R. Samuels                Senior Vice President-Finance, Chief                April 12, 2001
-----------------------------------      Financial Officer and Secretary
      Lawrence R. Samuels                (Principal Financial and Accounting Officer)


/s/   J. Simon Stubbings                 Director                                            April 12, 2001
-----------------------------------
      J. Simon Stubbings


-----------------------------------      Director                                            April __, 2001
      Allan M. Rosenzweig


-----------------------------------      Director                                            April __, 2001
      Leon J. Level

                                  EXHIBIT INDEX


Exhibit Number                  Description of Exhibit
--------------                  ----------------------
     4             UTi Worldwide Inc. Non-Employee Directors Share Option Plan*

     5 Opinion of Harney, Westwood & Riegels as to the legality of the securities being registered

     23.1          Consent of Deloitte & Touche

     23.2 Consent of Harney, Westwood & Riegels (included in the opinion filed as Exhibit 5)

     24            Power of Attorney authorizing Roger I. MacFarlane and
                   Lawrence R. Samuels to sign amendments to this Registration
                   Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration
                   Statement)


* Incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form F-1 (No. 333-47616).